EXHIBIT 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the following registration statements of our report dated January 26, 2004, with respect to the consolidated financial statements and schedules of The PMI Group, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2003.

Registration Statement Number	On Form
333-32190	S-8
333-47473	S-8
333-63122	S-8
333-66829	S-8
333-76742	S-8
333-81679	S-8
333-92636	S-8
333-99378	S-8
333-48035	S-3
333-67125	S-3
333-70306	S-3
333-29777	S-4
333-102761	S-8
333-107747	S-3
333-110044	S-3

/s/ Ernst & Young LLP

Los Angeles, California

March 9, 2003